UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2018

TINTRI, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-38117	26-2906978
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

303 Ravendale Drive

Mountain View, California 94043

(Address of principal executive offices including zip code)

(650) 810-8200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer and Director

The board of directors (the “Board”) of Tintri, Inc. (the “Company”) has appointed Tom Barton as its Chief Executive Officer, effective as of his start date, which is anticipated to be April 2, 2018. In addition, the Board appointed Mr. Barton to our Board as a Class I director, with an initial term expiring at the Company’s 2018 annual meeting of stockholders, effective as of his start date. On March 13, 2018, the Company issued a press release announcing Mr. Barton’s appointment as Chief Executive Officer and director, a copy of which press release is filed herewith as Exhibit 99.1 and incorporated in its entirety by reference herein.

From November 2014 through February 2018, Mr. Barton served as Chief Operating Officer of Planet Labs, a developer and operator of a fleet of imaging satellites. From May 2007 to March 2018, Mr. Barton was a general partner at Broken Arrow Venture Capital, a private investment firm. From May 2012 through October 2013, Mr. Barton was chief executive officer of Canara, a full-service solutions provider serving global markets with UPS and battery monitoring systems. From December 2002 through April 2007, Mr. Barton served as the President, Chief Executive Officer and a member of the board of directors of Rackable Systems, a manufacturer of compute and storage products. From June 2002 to December 2002, Mr. Barton provided consulting services to Rackable Systems as a consultant at Callero Partners. From September 2000 to May 2002, Mr. Barton was a Venture Partner and Entrepreneur in Residence at Lightspeed Venture Partners. From November 1999 to May 2000, Mr. Barton was Senior Vice President of Client Services at Red Hat, Inc., a software and services company. Mr. Barton joined Red Hat via its acquisition of Cygnus Solutions, a software development tools company. From August 1996 to its acquisition by Red Hat in November 1999, Mr. Barton held many positions at Cygnus Solutions, including interim CEO. Mr. Barton holds an A.B. in History, a B.S. in Industrial Engineering and an M.B.A. from Stanford University.

In connection with his appointment as Chief Executive Officer, Mr. Barton will receive a base salary of $400,000 annually. Mr. Barton will be eligible to receive an annual bonus having a target amount of $250,000, based on the achievement of performance objectives to be determined by the Board or its authorized committee (the “Committee”).

Upon the date Mr. Barton commences employment with the Company, he will be granted restricted stock units covering 750,000 shares of the Company’s common stock (“RSUs”) and a stock option to purchase 520,000 shares of the Company’s common stock (the “Option”). The RSUs will vest over four years with 25% of the total shares vesting on March 15, 2019 and 1/12th of the remaining shares vesting on each Company quarterly vesting date thereafter, subject to Mr. Barton’s continued service through each vesting date. The Option will have a ten-year term and an exercise price that is the same as the closing price of the Company’s common stock on Mr. Barton’s start date. The Option will vest over four years with 25% of the total shares vesting one year from Mr. Barton’s start date and 1/48th of the total shares vesting monthly for the next three years, subject to his continued service through each vesting date. The RSU and Option will be subject to the terms of the Company’s Inducement Plan (as defined below) and forms of award agreement thereunder. Mr. Barton will receive no additional compensation for his service on the Board.

In the event of a Change in Control (as defined in the Inducement Plan), 50% of the then-unvested portion of the RSUs and 50% of the shares subject to the Option will immediately become fully vested and, with respect to the Option, exercisable, in each case subject to Mr. Barton’s continued service through the date of the Change in Control.

If prior to, or after the twelve-month period following, a Change in Control, Mr. Barton’s employment is terminated without Cause (as defined in his offer letter) (and other than due to death or “Disability” (as defined in the Company’s Inducement Plan)) or Mr. Barton resigns for Good Reason (as defined in his offer letter), Mr. Barton will be entitled to the following severance benefits if he timely signs and does not revoke a release of claims: (1) continued payment of base salary for a period of 12 months; (2) reimbursement by us for up to 12 months of COBRA premiums to continue health insurance coverage for him and his eligible dependents, or taxable monthly payments for the equivalent period in the event payment for COBRA premiums would violate applicable law; and (3) accelerated vesting and exercisability of the then-unvested portion of his equity awards in an amount equal to the portion of each such award that would have been vested and exercisable during the 12-month period following his termination date had he remained employed with us through such date.

If, on or within twelve months following a Change in Control, Mr. Barton’s employment is terminated without Cause (and other than due to death or Disability) or Mr. Barton resigns for Good Reason, Mr. Barton will be entitled to the following severance benefits if he timely signs and does not revoke a release of claims: (1) a lump sum payment equal to 18 months of his then-current annual base salary; (2) a lump sum payment equal to 150% of his target annual bonus for the year of termination; (3) reimbursement by us for up to 18 months of COBRA premiums to continue health insurance coverage for him and his eligible dependents, or taxable monthly payments for the equivalent period in the event payment for COBRA premiums would violate applicable law; and (4) 100% accelerated vesting of all outstanding equity awards (with performance criteria generally deemed achieved at 100% of target levels).

In addition, in the event any of the amounts provided for under Mr. Barton’s offer letter with the Company or otherwise payable to Mr. Barton would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and could be subject to the related excise tax, Mr. Barton will be entitled to receive either full payment of benefits under his offer letter with the Company or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to him. The offer letter with Mr. Barton does not require us to provide any tax gross-up payments.

The above descriptions are qualified in their entirety by the offer letter between the Company and Mr. Barton, which will be filed as an exhibit to our Annual Report on Form 10-K for the year ended January 31, 2018.

Other than entry into the Company’s standard form of indemnification agreement, Mr. Barton has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, nor are any such transactions currently proposed. There are no family relationships between Mr. Barton and any of the Company’s directors or executive officers.

Mr. Barton executed the Company’s standard form of indemnification agreement, which form has been filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on June 1, 2017, and is incorporated herein in its entirety by reference.

Inducement Plan

The Board has adopted the Tintri, Inc. Inducement Plan (the “Inducement Plan”) and, subject to the adjustment provisions of the Inducement Plan, reserved 1,270,000 shares of the Company’s common stock for issuance pursuant to equity awards granted under the Inducement Plan. As noted above, Mr. Barton’s initial RSU and Option awards were granted under the Inducement Plan.

The Inducement Plan was adopted without stockholder approval pursuant to Rule 5635(c)(4) and Rule 5635(c)(3) of the Nasdaq Listing Rules. The Inducement Plan provides for the grant of equity-based awards, including nonstatutory stock options, restricted stock units, restricted stock, stock appreciation rights, performance shares, performance stock units, and performance awards, and its terms are substantially similar to the Company’s 2017 Equity Incentive Plan, including with respect to treatment of equity awards in the event of a “merger” or “change in control” as defined under the Inducement Plan, but with such other terms and conditions intended to comply with the NASDAQ inducement award exception or to comply with the NASDAQ acquisition and merger exception. However, the Company’s 2017 Equity Incentive Plan (the “2017 Plan”) permits certain exchange programs (including repricings) without stockholder approval, while the Inducement Plan requires stockholder approval for such exchange programs.

In accordance with Rule 5635(c)(4) and Rule 5635(c)(3) of the Nasdaq Listing Rules, awards under the Inducement Plan may only be made to individuals not previously employees or non-employee directors of the Company (or following such individuals’ bona fide period of non-employment with the Company), as an inducement material to the individuals’ entry into employment with the Company, or, to the extent permitted by Rule 5635(c)(3) of the Nasdaq Listing Rules, in connection with a merger or acquisition.

The above descriptions are qualified in their entirety by the Inducement Plan and forms of RSU and option agreements thereunder, all of which will be filed as an exhibit to our Annual Report on Form 10-K for the year ended January 31, 2018.

Resignation of Chief Executive Officer and Director

Ken Klein has indicated he will resign as our Chief Executive Officer and as a member of the Board and all committees thereof, each effective as of the date Mr. Barton commences employment with the Company, which is expected to be April 2, 2018. Mr. Klein did not resign due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On March 9, 2018, Harvey Jones resigned from the Board and all committees thereof, effective immediately. Mr. Jones did not resign due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 including those related to the composition of our Board and management team, Mr. Barton’s start date and Mr. Klein’s separation date, and compensation and benefits that are awarded to our executive officers subject to the occurrence of future events. Such forward-looking statements are based on current expectations, management’s beliefs and certain assumptions made by the Company’s management. Actual results may differ materially. The Company’s business generally is subject to a number of risks which are described more fully in the Company’s prospectus filed with the Securities and Exchange Commission in connection with the Company’s initial public offering and its periodic reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release issued by Tintri, Inc. dated March 13, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Tintri, Inc.

Date: March 15, 2018	By:	/s/ Ian Halifax
Ian Halifax
Chief Financial Officer